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EXHIBIT 21.01

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                                                      Jurisdiction of
         Name                                Incorporation or Organization      Ownership
         ----                                -----------------------------      ---------
Great Lakes Dredge & Dock Company                     New Jersey                   100%

Dawson Marine Services Company                        Delaware                     100%

Fifty-Three Dredging Corporation                      New Jersey                   100%

Great Lakes Caribbean Dredging, Inc.                  Delaware                     100%

Lydon Dredging & Construction Company, Ltd.           Canada                       100%

Amboy Aggregates (A Joint Venture)                    New Jersey                   50%

NATCO Limited Partnership                             Delaware                     75%

North American Trailing Company                       Delaware                     80%

North American Site Developers, Inc.                  Massachusetts                80%
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